Exhibit 5.1

Adams & Duncan, Inc., P.S.
A Professional Service Corporation LAWYERS 3128 COLBY AVENUE EVERETT, WASHINGTON 98201 TELEPHONE: (425) 339-8556 FACSIMILE: (425) 339-2353

April 13, 2021

Mr. Joel Edwards

Chief Financial Officer

Coastal Financial Corporation

5415 Evergreen Way

Everett, WA 98203

Dear Mr. Edwards:

This office has acted as counsel to Coastal Financial Corporation, a Washington corporation (“Coastal”), relating to matters arising under the laws of the State of Washington, in connection with the registration by Coastal under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by Coastal from time to time of up to $150,000,000 of: (i) shares of Coastal’s common stock, no par value per share (the “Common Stock”); (ii) shares of Coastal’s preferred stock, no par value per share (the “Preferred Stock”); (iii) one or more series of debt securities of Coastal (the “Debt Securities”); (iv) depositary shares, representing a fractional interest in shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock, or any combination of these securities (the “Warrants”); (vi) purchase contracts that will entitle the holder thereof to purchase or sell Common Stock, Preferred Stock, or Debt Securities at a specified purchase price or determined by reference to a specific formula at a future date (the “Purchase Contracts”); (vii) purchase units, consisting of Purchase Contracts and a debt security or other security of Coastal securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); (viii) rights to subscribe for and to purchase Common Stock, Preferred Stock, or Debt Securities (the “Subscription Rights”); and (ix) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, or Subscription Rights (the “Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, and Subscription Rights, the “Securities”), pursuant to Coastal’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

In connection with this opinion, this office has examined Coastal’s Second Amended and Restated Articles of Incorporation, dated May 3, 2018, as amended by those Article of Amendment, dated May 4, 2018 (collectively, the “Articles”), the Amended and Restated Bylaws (the “Bylaws”), each as amended as of the date hereof, the Certificate of Existence, issued by the Washington Secretary of State on March 28, 2021, the Registration Statement, and the Resolutions of the Board of Directors of Coastal Financial Corporation, dated March 22, 2021 (the “Resolution”). This office has also examined originals or copies, certified or otherwise identified to this office’s satisfaction, of such documents, corporate records, instruments, and other relevant materials as this office deemed advisable and has made such examination of statutes and decisions and reviewed such questions of law as this office has considered necessary or appropriate. As to facts material to this opinion letter, this office has relied as to certain matters on information obtained from public officials, officers of Coastal, and other sources this office believed to be responsible without any independent verification thereof.

Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, this office is of the opinion that:

1. Coastal is duly organized and validly existing as a Washington corporation and possesses the requisite corporate power and authority to execute, deliver, and perform its obligations under the Securities.

2. With respect to any offering of Common Stock, including Common Stock issuable upon the exercise, exchange, or conversion of Preferred Stock or the Securities, when (i) Coastal has filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder a prospectus supplement and any other offering material with respect to the Common Stock ; (ii) Coastal has taken all corporate action necessary to authorize the issuance of the Common Stock; (iii) any legally required consents, approvals, or authorizations have been obtained; (iv) unless issued without certificates, certificates representing the Common Stock have been duly executed by the duly authorized officers of Coastal, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Stock has been issued by Coastal against payment of the agreed-upon consideration therefore in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Stock issuable upon conversion of Preferred Stock or Securities, the actions in respect of such Preferred Stock referred to in paragraph 3 or Securities referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any offering of any series of Preferred Stock, including any Preferred Stock issuable upon the exercise, exchange or conversion of the Securities, when (i) Coastal has filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder a prospectus supplement and any other offering material with respect to the Preferred Stock; (ii) Coastal has taken all corporate action necessary to authorize the issuance of the Preferred Stock; (iii) the Articles of Amendment to the Articles establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of Coastal and filed by Coastal with the Washington Secretary of State, all in accordance with the laws of the State of Washington; (iv) any legally required consents, approvals or authorizations have been obtained; (v) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of Coastal, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, (vi) the Preferred Stock with terms so fixed has been issued by Coastal against payment of the agreed-upon consideration therefore in accordance with any relevant agreements and such corporate action; and (vii) in the case of Preferred Stock issuable upon conversion, exercise or exchange of Securities, the actions in respect of such Securities referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to any offering of Securities, if the Securities are convertible, exercisable or exchangeable into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, conversion or exchange upon fulfillment of the terms of the Securities, when (i) Coastal has filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder a prospectus supplement and any other offering material with respect to the Securities; (ii) Coastal has taken all corporate action necessary to authorize the issuance of such Securities; (iii) the Articles of Amendment to the Articles establishing the designations, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Coastal and filed by Coastal with the Washington Secretary of State, all in accordance with the laws of the State of Washington; (iv) any legally required consents, approvals or authorizations have been obtained; (v) the Securities have been presented for conversion, exercise or exchange in accordance with the terms thereof; and (vi) unless issued without certificates, certificates representing such Common Stock or Preferred Stock have been duly executed by the duly authorized officers of Coastal, countersigned by the transfer agent therefor and delivered upon such conversion, exercise or exchange to the persons entitled thereto, in accordance with the terms of such Securities, then, upon the happening of such events, the Common Stock or Preferred Stock issuable upon conversion, exercise or exchange of the Securities will be validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, this office has assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, Preferred Stock, or Securities: (i) Coastal will remain validly existing as a corporation under Washington law; (ii) all Securities will constitute valid and legally binding obligations of Coastal, enforceable against Coastal in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion expressed in paragraph 4 of this opinion letter; (iii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) all actions necessary for the issuance of any Common Stock or Preferred Stock and the form and terms thereof will not (a) contravene the Articles or Bylaws, (b) violate any law, rule or regulation applicable to Coastal or (c) result in any conflict with or breach of any agreement or document binding on Coastal; (v) the authorization of any Common Stock or Preferred Stock by Coastal will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (vi) the Articles and the Bylaws, as currently in effect, will not have been modified or amended (except as needed to increase the authorized Common Stock or Preferred Stock) and will be in full force and effect, and the number of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of Common Stock or Preferred Stock, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance; and (vii) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form approved for issuance by the Coastal, which complies with the Washington Business Corporation Act.

Further, this office has assumed (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity, accuracy, and completeness of all documents submitted to me as originals and that all such documents were duly authorized and approved; (iv) the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies; and (v) the authenticity, accuracy, and completeness of the originals of such latter documents and that the originals of all such later documents were duly authorized and approved.

The foregoing opinions are made only with respect to the applicability of the laws of the State of Washington. For the avoidance of doubt, this office expresses no opinion with respect to any federal laws, statutes, ordinances, charters, constitutions, treaties, codes, rules, regulations, or guidelines, including any orders issued thereunder, the common laws and the laws of equity of any State of the United States other than the State of Washington, or any departmental or regulatory policies or guidelines of any State of the United States other than the State of Washington.

This office is furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and this office undertakes no obligation to update or supplement this letter if any applicable law changes after the date hereof or if this office becomes aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

This office hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to this office’s name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, this office does not thereby admit that this office is within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Adams & Duncan, Inc, P.S.

/s/ Adams & Duncan, Inc, P.S.

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